Exhibit 10.3

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

Principal Amount: USD $40,000	Issue Date: September 12th, 2022
Maturity Date: March 12th, 2023

PROMISSORY NOTE

FOR VALUE RECEIVED, pursuant to the terms of this Promissory Note (this “Note”) Nutralife Biosciences, Inc., a Florida corporation (the “Company”), hereby promises to pay to the order of Green Dynamics, LLC a Florida limited liability Corporation, with an address at 7050 west Palmetto Park Rd. Suite 510 Boca Raton FL. 33431 (the “Holder”) the sum of the Principal Amount as set forth above (the “Principal Amount”) together with any interest as set forth herein, on the dates as set forth herein, and to pay interest on the unpaid principal balance hereof at the rate of 20% annually 10% (the “Interest Rate”) over the six month term, simple interest, from the Issue Date as set forth above (the “Issue Date”) until the same becomes due and payable, whether by payment as set forth herein, at maturity or by prepayment or otherwise.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of members of the Company and will not impose personal liability upon the holder thereof.

The following additional terms shall apply to this Note:

Article I. GENERAL TERMS

Section I.01 Interest; Payments; Prepayment.

(a)	Interest shall commence accruing on the Issue Date at the Interest Rate and shall be computed at the rate of 20% annually 10% (the “Interest Rate”) over the six month term, and the actual number of days elapsed.

(b)	Unless earlier accelerated by the Holder upon the occurrence of an Event of Default (as defined below), the principal of this Note and all accrued unpaid interest will be due and payable by the Company on the first anniversary of the issue date on the face of this Note (the “Maturity Date”).

(c)	All payments due hereunder shall be made in lawful money of the United States of America. All payments shall be made at the address of the Holder as set forth in the Purchase Agreement, or via wire transfer instructions as the Holder shall hereafter give to the Company by written notice made in accordance with the provisions of the Purchase Agreement.

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(d)	Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date.

(e)	The Company may prepay all or any portion of the Principal Amount and any accrued and unpaid interest and any and all other amounts that may be due and payable to the Holder hereunder (collectively, the “Indebtedness”) at any time.

Section I.02 Events of Default. If any of the following events set forth in this Section I.02 occur, it shall be an “Event of Default” hereunder:

(a)	Failure to Pay Principal or Interest. The Company fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise, and such failure has not been cured within five (5) days of notice thereof from the Holder to the Company.

(b)	Breach of Covenants. The Company breaches any covenant or other term or condition contained in this Note, and such breach has not been cured within five (5) days of notice thereof from the Holder to the Company.

(c)	Receiver or Trustee. The Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator; (ii) make a general assignment for the benefit of the Company’s creditors; or (iii) commence a voluntary case under the U.S. Bankruptcy Code as now and hereafter in effect, or any successor statute.

(d)	Bankruptcy Proceedings: A proceeding or case shall be commenced, without the application or consent of the Company, in any court of competent jurisdiction, seeking (1) liquidation, reorganization or other relief with respect to it or its assets or the composition or readjustment of its debts, or (2) the appointment of a trustee, receiver, custodian, liquidator or the like of any substantial part of its assets, and, in each case, such proceedings or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days, if in the United States, or 90 days, if outside of the United States; or an order for relief against the Company shall be entered in an involuntary case under any bankruptcy, insolvency, composition, readjustment of debt, liquidation of assets or similar Law of any jurisdiction.

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(e)	Change of Control. There occurs a Change of Control (as defined below) of the Company, or the Company enters into any agreement which could reasonably be expected to result in a Change of Control. For purposes herein, “Change of Control” means the occurrence of any of the following events:

(i)	Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this Section I.02(e)(i), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company prior to such transaction will not be considered a Change in Control. Further, if the shareholders of the Company immediately before such change in ownership continue to retain after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this Section I.02(e)(i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities.

(ii)	Change in Effective Control of the Company. A change in the effective control of the Company which occurs on the date that a majority of members of the Board of Directors of the Company (the “Board”) is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this Section I.02(e)(ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control.

(iii)	Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this Section I.02(e)(iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(iv)	Merger or Consolidation. The Company or its shareholders is or are party(ies) to a merger, consolidation or similar transaction where the Company is not the surviving entity.

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Section I.03 Effects of an Event of Default.

(a)	Upon the occurrence of any Event of Default exercisable through the delivery of written notice to the Company by such Holder (the “Default Notice”), this Note shall become immediately due and payable and the Company shall pay to the Holder, within five (5) Business Days of the date of the Event of Default (the “Mandatory Prepayment Date”), all of the Indebtedness in full, together with any and all other amounts payable hereunder (collectively, the “Default Amount”), all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

(b)	If the Company fails to pay the Default Amount by the “Mandatory Prepayment Date” then the Holder shall have the right at any time to pursue any legal and equitable remedies and rights of the Holder pursuant to this Note and under all applicable laws.

Section I.04 Trigger Events. The Company waives presentment, demand for performance, notice of nonperformance, protest, notice of protest and notice of dishonor, except as expressly stated herein.

Section I.05 Negative Covenants. During the term this Note remains outstanding, unless the Holder shall have otherwise given prior written consent, the Company shall not, directly or indirectly:

(a)	amend its charter documents in any manner that does or could reasonably be expect to materially and adversely affects any rights of the Holder;

(b)	repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its common stock or other equity securities;

(c)	use the proceeds from this Note for any purpose other than the Company’s working capital, production of the Company’s existing inventory of goods for sale to the public, or product development, without the express written consent of the Holder; or

(d)	enter into any agreement with respect to any of the foregoing.

Section I.06 Taxes. The Company agrees to pay upon issuance of this Note, all intangible taxes due under Florida law as result of this Note.

Article II. MISCELLANEOUS

Section II.01 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

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Section II.02 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and shall be given in accordance with the provisions of the Purchase Agreement.

Section II.03 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

Section II.04 Assignability. This Note shall be binding upon the Company and its permitted successors and permitted assigns, and shall inure to be the benefit of the Holder and its successors and assigns. The Company may not assign or transfer this Note or any right, title or interest herein, whether voluntarily or by operation of law, without the prior written consent of the Holder, and any purported assignment or transfer without such consent shall be null and void and of no force or effect.

Section II.05 Costs and Costs of Collection. If default is made in the payment of this Note, the Company shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

Section II.06 Governing Law. This Note shall be governed by, enforced, and construed under and in accordance with the Laws of the State of Florida, without giving effect to the principles of conflicts of law thereunder. Each of the Parties irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the courts of the State of Florida or the federal courts of the United States, in each case located in Broward County, Florida. By execution and delivery of this Note, each Party irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction

Section II.07 Usury Savings Clause. Notwithstanding any provision in this Note to the contrary, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the jurisdiction governing this Note or any other applicable law. In the event the total liability of payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by the usury laws of the jurisdiction governing this Note, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by, between, or to any party hereto, be applied to the reduction of the outstanding principal balance due hereunder immediately upon receipt of such sums by the Holder hereof, with the same force and effect as though the Company had specifically designated such excess sums to be so applied to the reduction of the principal balance then outstanding, and the Holder hereof had agreed to accept such sums as a penalty-free payment of principal; provided, however, that the Holder may, at any time and from time to time, elect, by notice in writing to the Company, to waive, reduce, or limit the collection of any sums in excess of those lawfully collectible as interest, rather than accept such sums as a prepayment of the principal balance then outstanding. It is the intention of the parties that the Company does not intend or expect to pay, nor does the Holder intend or expect to charge or collect any interest under this Note greater than the highest non-usurious rate of interest which may be charged under applicable law.

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Article III.

It is agreed that this note will serve as a bridge note financing loan and can, and will be paid in full before the maturity date above in the event that the Compay has any remuneration, income or capital raise from any other source.

NLBS DEPOSIT ADVICE

Bank Name:	TRUIST

Account Name:	NutraLife Biosciences, Inc.

Swift Code:	BRBTUS33

Routing #:	263191387

Account#:	1100019240027

Bank Phone #:	(800) 226-5228

Bank Address:	300 S Pine Island Rd, Plantation, FL 33324

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company and the Holder have caused this Note to be signed as of the Issue Date.

For Nutralife Biosciences, Inc.:

By:	/s/ Edgar Ward
Name:	Edgar Ward
Title:	Chief Executive Officer

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